EXHIBIT 10.10


             AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AGREEMENT

            THIS RIGHT OF FIRST REFUSAL AGREEMENT (the "Agreement") is made and entered into this 9th day of June, 1994, by and between J-Hawk Corporation, a Texas corporation ("J-Hawk"), James T. Sartain ("Sartain"), Rick R. Hagelstein ("Hagelstein"), and James R. Hawkins (collectively, the "J-Hawk Principals"), Cargill Financial Services Corporation, a Delaware corporation ("CFSC"), and CFSC Capital Corp. II, a Delaware corporation ("CCCII").

                             W I T N E S S E T H:

            WHEREAS, in December, 1991, J-Hawk, Sartain, and
Hagelstein formed WAMCO Corporation, a Texas corporation ("WAMCO Corp.") and WAMCO Corp., J-Hawk, Sartain and Hagelstein formed WAMCO I, Ltd., a Texas limited partnership ("WAMCO I"), with WAMCO Corp. as its general partner and J-Hawk, Sartain and Hagelstein as its limited partners;

            WHEREAS, Sartain and Hagelstein have transferred to CFSC their respective interests in WAMCO Corp. and WAMCO I;

            WHEREAS, CFSC, or an entity owned and controlled by CFSC or Cargill, Incorporated ("CFSC Affiliate"), and J-Hawk have formed WAMCO II, Ltd., WAMCO III, Ltd., WAMCO IV, Ltd., WAMCO V, Ltd., WAMCO VI, Ltd. WAMCO VII, Ltd., WAMCO VIII, Ltd., WAMCO IX, Ltd., WAMCO X, Ltd., and WAMCO XI, Ltd., each a Texas limited partnership with a Texas corporation owned by J-Hawk and CCCII, or



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other CFSC Affiliate, as the general partner, and CCCII, or other CFSC
Affiliate, and J-Hawk as limited partners (all herein the "WAMCO Limited Partnerships");

            WHEREAS, CFSC is a non-recourse lender to the WAMCO Limited Partnerships and upon the formation of additional business entities by J-Hawk and CCCII, or other CFSC Affiliate, anticipates that CFSC, or other CFSC Affiliate, may be a non-recourse lender to those entities.

            WHEREAS, WAMCO I and each of the WAMCO Limited Partnerships, CFSC, and/or a CFSC Affiliate, and J-Hawk have entered into separate Service Agreements, whereby J-Hawk has agreed to (i) provide loan collection servicing for assets owned by WAMCO I or another WAMCO Limited Partnership and which were financed by CFSC or a CFSC Affiliate, and (ii) conduct due diligence reviews of portfolios of distressed and/or performing loans and receivables that are being marketed and for which WAMCO I, the WAMCO Limited Partnerships, or other business entities formed by J-Hawk and CFSC, or other CFSC Affiliate, may be interested potential purchasers;

            WHEREAS, it is anticipated that if additional business entities are formed, such entities may enter into similar Service Agreements with J-Hawk and may also be potentially interested purchasers of such loans and receivables;



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            WHEREAS, J-Hawk or the J-Hawk Principals may from time to time receive invitations to bid on or otherwise obtain opportunities to acquire, directly or indirectly, interests in loans and receivables (and in some instances related collateral thereof or other real estate held by a Loan Seller) (collectively the "Loan Purchase Proposals") from finance companies, the Federal Deposit Insurance Corporation, the Resolution Trust Corporation and other sellers (each a "Loan Seller");

            WHEREAS, the parties intend that J-Hawk and the J-Hawk Principals will offer CFSC, or other CFSC Affiliate, the exclusive right, with respect to all Loan Purchase Proposals received by J-Hawk or the J-Hawk principals, to participate in the proposed purchase or other acquisition in the manner provided herein;

            WHEREAS, J-Hawk, the J-Hawk Principals and CFSC entered into a Right of First Refusal Agreement dated March 31, 1992, pursuant to which J-Hawk and the J-Hawk Principals agreed to offer CFSC the exclusive right to participate in Loan Purchase Proposals (as defined therein), and the parties to that Right of First Refusal Agreement desire to enter into the following Agreement by and among such parties and CCCII, which Agreement will supersede the agreement of the parties as set forth in the Right of First Refusal Agreement dated March 31, 1992;



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            NOW, THEREFORE, in consideration of the promises and agreements herein contained, CFSC, CCCII, the J-Hawk Principals and J-Hawk hereby agree as follows:

            SECTION 1. CFSC RIGHT OF FIRST REFUSAL.

            1.1 General Scope. During the term of this Agreement, neither J-Hawk nor any senior vice president, president or chairman of J-Hawk, nor the J-Hawk Principals shall, directly or indirectly by or through any person or any entity controlled by J-Hawk, the J-Hawk Principals or any senior vice president, president or chairman of J-Hawk, purchase, attempt to purchase or otherwise acquire a direct or indirect interest in, any loans or receivables (or related collateral therefor or other real estate held by a Loan Seller) ("Potential Purchased Loans") in connection with a Loan Purchase Proposal from any Loan Seller, except in accordance with the terms of this Section or with an express written waiver of CFSC, which waiver may be withheld in good faith for any commercial reason.

            1.2 Notice Procedures. In the event that either J-Hawk, any senior vice president, president or chairman of J-Hawk, or any of the J-Hawk Principals (a "Prospective Bidder") shall obtain a Loan Purchase Proposal with respect to which such Prospective Bidder proposes to acquire any interest, such Prospective Bidder shall first give written notice to CFSC by



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delivering a cover page substantially in the form of Exhibit A hereto (the
"Initial Notice") to CFSC, which notice shall describe, in reasonable detail, the subject Loan Purchase Proposal. Thereafter, on or before the 3rd day after delivery of the Initial Notice to CFSC (the "Initial Response Date"), CFSC shall complete and return to the Prospective Bidder the cover page of the Initial Notice (the "Initial Response") indicating whether CFSC has a preliminary interest in the subject Loan Purchase Proposal. If CFSC returns an affirmative Initial Response to the Prospective Bidder, the Prospective Bidder shall then furnish CFSC with written notice (the "Option Notice"), which Option Notice shall contain substantive information regarding the subject Loan Purchase Proposal, including, without limitation, the estimated purchase price or bid range (if the Prospective Bidder is able to provide an estimate at such time) and other terms upon which such Prospective Bidder would propose to acquire an interest in such potential Purchased Loans. Thereafter, on or before the 15th day after delivery of the Option Notice to CFSC (the "Option Date"), CFSC shall have the option, exercisable by written notice to such Prospective Bidder (an "Exercise Notice"), to participate in the proposed purchase or other acquisition by requiring that the proposed purchase or other acquisition be affected through either a WAMCO Limited Partnership or through another business entity to be formed by J-Hawk and CFSC, or a CFSC Affiliate, which achieves



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substantially the same economic relationship with respect to CFSC, or other CFSC
Affiliate, as do the WAMCO Limited Partnerships.

            1.3 Due Diligence/Withdrawal. Notwithstanding anything to the contrary in Section 1.2 above, if prior to delivering an Option Notice to CFSC, the Prospective Bidder determines through due diligence or otherwise that the Prospective Bidder has no further interest in pursuing the possible acquisition of the Potential Purchased Loans, the Prospective Bidder shall advise CFSC in writing that it has withdrawn its interest in acquiring the Potential Purchased Loans (a "Withdrawal Notice") and shall not thereafter acquire any interest in the Potential Purchased Loans, except with CFSC's prior written consent. Such Prospective Bidder, at CFSC's request, shall provide CFSC (if not prohibited or restricted from so providing by any agreement entered into by the Prospective Bidder for the purpose of evaluating the Potential Purchased Loans) with the product of its due diligence efforts to date for further evaluation by CFSC. Upon receiving a Withdrawal Notice from any Prospective Bidder, CFSC shall be free to proceed with the acquisition of the Potential Purchased Loans, directly or indirectly, either by itself or with any other Prospective Bidder or other entity.

            1.4 Rejection/Deemed Rejection. If CFSC rejects the proposal contained in the Initial Notice or fails to deliver an Initial Response by the Initial Response Date, or if CFSC rejects



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the proposal contained in the Option Notice or fails to deliver an Exercise
Notice to the Prospective Bidder by the Option Date, the Prospective Bidder may acquire an interest in the Potential Purchased Loans.

            1.5 Minimum Proposal. Notwithstanding anything in this Agreement to the contrary, the restrictions contained herein shall not apply to any offering which constitutes a Purchased Loan Proposal if the aggregate amount to be bid with respect to such offering does not exceed $3,000,000.00.

            1.6 Non-exclusivity for J-Hawk. Notwithstanding anything in this Agreement to the contrary, the restrictions obtained herein shall not prohibit J-Hawk from holding discussions either prior to or after an Option Date with entities other than CFSC regarding Loan Purchase Proposals generally or the potential joint acquisition by that Prospective Bidder and such entity of the Potential Purchased Loans, provided, however, that any such discussions regarding Potential Purchased Loans shall always be subject to CFSC's rights hereunder unless CFSC either (i) rejected the proposal contained in an Initial Notice from J-Hawk or failed to deliver an Initial Response to J-Hawk by the Initial Response Date, or (ii) rejected a proposal contained in an Option Notice from J-Hawk or failed to deliver an Option Notice to J-Hawk by the Option Date. The rejection by CFSC of an Initial Notice or Option Notice from any one Prospective Bidder shall not be considered as



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or deemed to be a rejection by CFSC of an Initial Notice or Option Notice from any other Prospective Bidder. Nor shall CFSC's failure to deliver an Initial Notice or Option Notice to any one Prospective Bidder be considered as or deemed to be a failure to deliver an Initial Notice or Option Notice as to any other Prospective Bidder.

            1.7 Estoppel In the event that CFSC indicates an interest in the Potential Purchased Loans by returning an Initial Response or submitting an Exercise Notice to a Prospective Bidder, each Prospective Bidder may rely on such interest or notice as indicating that CFSC is not, either directly or indirectly, attempting to, and CFSC agrees that neither CFSC, nor any CFSC Affiliate will, acquire an interest in the subject Potential Purchased Loans other than through that Prospective Bidder; provided, that CFSC or a CFSC Affiliate may acquire an interest in the subject Potential Purchased Loans after it has been determined that the bid of the Prospective Bidder was unsuccessful.

            SECTION 2. MISCELLANEOUS.

            2.1 Effective Date and Termination. This Agreement shall be effective as of the date hereof and shall continue in full force and effect until March 31, 1996; provided, however, that this Agreement shall terminate if and when CFSC or J-Hawk, or any of their Affiliates, shall fail to own at least 25% of the outstanding equity interests in at least one partnership,



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corporation, limited partnership, joint venture or other business entity in which the other entity also owns an equity interest.

            2.2 CFSC Remedies. J-Hawk and the J-Hawk Principals acknowledge that their breach of the provisions of Section 1 hereof will cause irrevocable harm to CFSC, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, CFSC shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law (including without limitation damages for prior breaches hereof), to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

            2.3 Amendments. This Agreement may not be amended or modified and the provisions hereof may not be waived without the prior written consent of all the parties hereto.

            2.4 Transferability of Agreement. This Agreement shall be binding upon the parties and their respective successors and permitted assigns. No interest in this Agreement shall be transferable without the written consent of all the other parties hereto, except that CFSC may assign its interest in this Agreement to an affiliated entity without such written consent.

            2.5 Governing Law. This Agreement will be governed by the internal laws of the State of Texas.



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            2.6 Enforceability of Agreement. Should any one or more of the
Provisions of this Agreement be determined to be illegal or unenforceable, all other provisions, nevertheless, shall remain effective and binding on the parties hereto.

            2.7 Nature of Obligations. The obligations of all the parties hereto shall be considered to be several and not joint obligations.

            2.8 Affiliates. For purposes of this Agreement, an "affiliate" or "affiliated entity" shall include any entity which is beneficially owned, directly or indirectly, by the person in question. Additionally, for purposes of this Agreement, a "CFSC Affiliate" shall include any entity which is beneficially owned, directly or indirectly, by CFSC or its parent, Cargill, Incorporated or by CCCII.

            2.9 Titles. Titles of the Sections of this Agreement are merely for convenience in reading and shall not be construed to alter, modify or interpret the meaning of the provisions under said titles.

            2.10 Notice. Any notice, request or demand to or upon the parties hereto must be given in writing. Notices shall be sent by telecopy or other similar facsimile means or sent certified, postage prepaid, and shall be addressed to the party to receive the same as follows or to such other address as may be hereafter designated in writing by the respective parties hereto:



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To J-Hawk:                          J-Hawk Corporation
                                    P. O. Box 8216
                                    Waco, Texas  76714-8216
                                    ATTN:  James T. Sartain

To the J-Hawk Principals:           J-Hawk Corporation
                                    P. O. Box 8216
                                    Waco, Texas  76714-8216
                                    ATTN:  James T. Sartain

To CFSC and CCCII:                  Cargill Financial Services
                                      Corporation
                                    6000 Clearwater Drive
                                    Minnetonka, MN 55343-9497
                                    ATTN:  David W. MacLennan
                                           Value Investment Group

            2.11 Entire Agreement. This Agreement shall constitute the full and entire understanding and agreement of the parties hereto and there are no further or other agreements or undertakings written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein. All prior negotiations, agreements, representations, warranties, statements and undertakings concerning the subject matter hereof between the parties hereto are superseded by this Agreement.

            2.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

            2.13 Replacement. The parties intend that this Agreement will replace in its entirety that certain Right of First



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Refusal Agreement dated March 31, 1992, executed by and among J-Hawk, the J-Hawk
Principals and CFSC.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    J-HAWK CORPORATION


                                    By:/s/ James T. Sartain
                                    Name:  James T. Sartain
                                    Its:   President



                                    /s/ James Hawkins
                                    James Hawkins



                                    /s/ James T. Sartain
                                    James T. Sartain



                                    /s/ Rick R. Hagelstein
                                    Rick R. Hagelstein


                                    CARGILL FINANCIAL SERVICES
                                    CORPORATION



                                    By:/s/ David W. MacLennan
                                    Name:  David W. MacLennan
                                    Its:   Vice President


                                    CFSC CAPITAL CORP. II



                                    By:/s/ David W. MacLennan
                                    Name:  David W. MacLennan
                                    Its:   Vice President



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March 11,1996


FirstCity Financial Corporation
Attn: James T. Sartain, President
6400 Imperial Drive
Waco, Texas 76712

James R. Hawkins
James T. Sartain
Rick R. Hagelstein
c/o FirstCity Financial Corporation
6400 Imperial Drive
Waco, Texas 76712

Re: Amended And Restated Right of First Refusal Agreement dated June 9, 1994 (the "Agreement") Among J-Hawk Corporation ("J-Hawk"), James T. Sartain, Rick R. Hagelstein, James R. Hawkins (collectively Sartain, Hagelstein and Hawkins are referred to as the "J-Hawk Principals"), Cargill Financial Services Corporation ("CFSC") and CFSC Capital Corp. II ("CCC II" and collectively with CFSC, "Cargill")

Gentlemen:

            The purpose of this letter is to amend the Agreement by extending the termination date of the Agreement. The parties to this letter agreement therefore represent, acknowledge and agree as follows:

      1. FirstCity Financial Corporation ("FCFC") represents and Cargill acknowledges that the interests of J-Hawk in the Agreement became vested in FCFC on or about July 3, 1995 by operation of law pursuant to the merger of J-Hawk with and into First City Bancorporation of Texas, Inc. and the associated change in name of the surviving entity to FirstCity Financial Corporation;

      2. Each party hereby agrees that, in accordance with Section 2.3 of the Agreement and effective from and as of the date of this letter agreement, the termination date of the Agreement (stated in Section 2.1 of the Agreement as March 31, 1996) shall be extended to March 31, 1997 by deleting the reference in
Section 2.1 to "March 31, 1996" and substituting therefor for all purposes "March 31, 1997";

      3. Each party hereby agrees that this letter agreement may be executed in counterparts, all of which counterparts (when executed) shall constitute one and the same instrument; and



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      4. Each party hereby agrees that, except for the amendment of the Section
2.1 termination date embodied in this letter agreement, all other terms and conditions of the Agreement shall remain as originally written.

            Please acknowledge your agreement and acceptance of the terms of this letter agreement by countersigning the duplicate copies of this letter and returning one fully executed original to Cargill.

Cargill Financial Services                CFSC Capital Corp. II
Corporation

By:/s/ Jeffery D. Leu                     By:/s/ Jeffery D. Leu
Name:  Jeffery D. Leu                     Name:  Jeffery D. Leu
Title: Senior Vice President              Title: Senior Vice President

ACCEPTED AND AGREED TO:

FirstCity Financial Corporation


By:/s/ James T. Sartain
Name:  James T. Sartain
Title: President


/s/ James R. Hawkins
James R. Hawkins


/s/ Rick R. Hagelstein
Rick R. Hagelstein


/s/ James T. Sartain
James T. Sartain





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